                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of ESB Financial Corporation of our report dated January 20, 1999, with respect to the consolidated financial statements of ESB Financial Corporation and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 which report is incorporated by reference in the Annual Report on Form 10-K filed by ESB Financial Corporation for the year ended December 31, 1998.




/s/ KPMG LLP



Pittsburgh, Pennsylvania
January 28, 2000